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                                                                    EXHIBIT 99.2

                               October 14, 1996

Berkshire Hathaway Inc.
NY Acquisition Sub Inc.
1440 Kiewit Plaza
Omaha, Nebraska 68131

Gentlemen:

     In connection with the execution and delivery of the Agreement and Plan of Merger (the "Agreement") dated as of October 14, 1996 among Berkshire Hathaway Inc., NY Acquisition Sub Inc. ("Sub"), and FlightSafety International Inc., and as a material inducement to Berkshire Hathaway Inc. and Sub to enter into the Agreement, this will confirm that at the request of Parent or Sub I will (i) execute and deliver the Continuity of Interest Agreement attached to the Agreement as Exhibit B at or prior to the anticipated closing of the merger,
(ii) use my best efforts to cause the members of my family specified in the Continuity of Interest Agreement to execute and deliver that agreement at that time, and (iii) in all other respects use my best efforts to ensure the satisfaction of all conditions within my control to the merger contemplated by the Agreement.


                                                  Very truly yours,

                                                  /s/ Albert L. Ueltschi

                                                  Albert L. Ueltschi

Receipt Acknowledged:

Berkshire Hathaway Inc.



By: /s/ Warren E. Buffett
   -------------------------

Its:  Chairman



NY Acquisition Sub Inc.


By: /s/ Warren E. Buffett
   -------------------------

Its:  Chairman